Exhibit 4.7

6th AMENDMENT TO THE SERVICES AGREEMENT AMONG TELEMAR NORTE LESTE S.A., TNL PCS S.A., TELEMAR INTERNET LTDA. AND TNL CONTAX S.A.

THE PARTIES

TELEMAR NORTE LESTE S.A., a corporation with registered offices at Rua General Polidoro, nº99, Zip Code: 22280-001, in the city and State of Rio de Janeiro, enrolled under the Corporate Taxpayer´s ID (CNPJ/MF) number 33.000.118/0001-59, represented as per its by-laws, hereinafter referred to as “TELEMAR”;

TNL PCS S.A., a corporation with registered offices at Rua Jangandeiros, nº 48 – Ipanema, Zip Code: 22420-020, in the city and State of Rio de Janeiro, enrolled under the Corporate Taxpayer´s ID (CNPJ/MF) number 04.164.616/0001-59, represented as per its by-laws, hereinafter referred to as “OI”, and

TELEMAR INTERNET LTDA., a corporation with registered offices at Avenida Afonso Penna, nº 4001, in the city of Belo Horizonte, State of Minas Gerais, enrolled under the Corporate Taxpayer´s ID (CNPJ/MF) number 03.986.348/0001-98, represented as per its by-laws, hereinafter referred to as “OI INTERNET”.

All companies collectively referred to as “CONTRACTORS”;

And:

TNL CONTAX S.A., a corporation with registered offices at Rua da Passeio, nº 48 ao 56 - Parte, Zip Code: 20021-290, in the city and State of Rio de Janeiro, enrolled under the Corporate Taxpayer´s ID (CNPJ/MF) number 02.757.614/0001-48, represented as per its by-laws, hereinafter referred to as “CONTRACTED PARTY”,

All, hereinafter, collectively referred to as “PARTIES” and separately as “PARTY”.

(i)       WHEREAS the PARTIES entered into a Service Agreement dated November 30, 2004, hereinafter referred to as AGREEMENT, and now wish to modify certain sections and conditions;

(ii)     WHEREAS the CONTRACTED PARTY is fully aware that the communications service provided by the CONTRACTORS under ANATEL’s concession is a public service of collective interest and that the subject matter of this Agreement is indispensible for the continuing provision of public services by the CONTRACTORS.

(iii)     WHEREAS the CONTRACTED PARTY has sent a letter informing the CONTRACTORS their interest to seek certification of the Seal of Ethics of PROBARE - Brazilian Program for Self-Regulation of Client Relations Market (“Programa Brasileiro de Auto-regulamentação do Setor de Relacionamento”);

(iv)   WHEREAS that in the letter, the CONTRACTED PARTY, among other points, informed the CONTRACTORS that to obtain such certification, it would require some adjustments to the Agreement, regarding the statement of veracity of the products and services information of the CONTRACTORS, the suitability of the customer list and the timetable for completion of active contacts;

(v)     WHEREAS that on March 4, 2009, the CONTRACTORS agreed to the letter alluded to, being the undisputed need for this additive in order to complete the necessary changes to the Agreement;

The PARTIES decide to enter into the present amendment to the AGREEMENT, which shall be regulated by the following additional terms and conditions:

SECTION ONE – CHANGES TO THE AGREEMENT:

1.1      The fifth clause – Obligations of the Contractors, will have the following sub-items included to the Agreement:

“5.3 The CONTRACTORS will dispose to the CONTRACTED PARTY the information necessary for the performance of the services rendered under the agreement, full responsibility for the accuracy of the content of the information provided, for the products available to its client, as well as for the suitability of the list of consumers (mailing) and for the operational guidelines provided, keeping the CONTRACTED PARTY invulnerable from any liability for such information.”

“5.4 The CONTRACTORS hereby declare that the products and services marketed by them conform to the specifications and licenses current legal, concerning the manufacture, marketing and media exposure to the consumer, as well as in accordance with the provisions of Law no. 8,078/90.”

1.2 Also, the Parties decided to include in the twenty-third clause - General Provisions of the Service Delivery Agreement, item 23.14, as stated below:

“23.14 The Parties agree that the active operations of the CONTRACTORS, operating in the Site Mauá, located at Rua Beneditinos, nº 15, Centro, Rio de Janeiro/RJ, will run from Monday to Friday, from 9h00 until 21h00 and Saturdays, from 10h00 until 16h00, with active contacts not allowed on Sundays and national holidays, neither collect calls to end customers.”

SECTION TWO – FINAL PROVISIONS:

2.1 The terms, items and sub-items included in the Original Agreement which are not changed by this Amendment, remain unaltered and in full force and are ratified for all legal purposes.

In witness whereof, the parties execute this present instrument in two (2) counterparts of equal content and form, before two (2) witnesses.

Rio de Janeiro, August 1, 2009.

By the  CONTRACTORS

____________________________            _________________________

TELEMAR NORTE LESTE S.A.

TNL PCS S.A

TELEMAR INTERNET LTDA.

By the CONTRACTED PARTY

____________________________            ____________________________

TNL CONTAX S.A.

WITNESSES:

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Name:                                                            Name:

CPF/MF.:                                                       CPF/MF.: